                                                                     Exhibit 4.6

                                                               EXECUTION VERSION

================================================================================

                           CANADIAN SECURITY AGREEMENT

                                     made by

                    RENTAL SERVICE CORPORATION OF CANADA LTD.

                                  in favour of

                        DEUTSCHE BANK AG, CANADA BRANCH,
                          as Canadian Collateral Agent

                          Dated as of November 27, 2006

================================================================================

                                                     CANADIAN SECURITY AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1 DEFINED TERMS..................................................     2
   1.1  Definitions......................................................     2
   1.2  Other Definitional Provisions....................................     8

SECTION 2 GRANT OF SECURITY INTEREST.....................................     9
   2.1  Grant............................................................     9
   2.2  Certain Limited Exceptions.......................................    10
   2.3  Attachment.......................................................    12
   2.4  Deficiency.......................................................    12

SECTION 3 REPRESENTATIONS AND WARRANTIES.................................    12
   3.1  Title; No Other Liens............................................    12
   3.2  Perfected First Priority Liens...................................    12
   3.3  Jurisdiction of Organization and Locations of Collateral.........    14
   3.4  Accounts Receivable..............................................    14
   3.5  Patents, Trade-marks, Copyrights and Industrial Designs..........    14
   3.6  All Shares Pledged...............................................    15
   3.7  Shares Duly and Validly Issued...................................    15
   3.8  Grantor Beneficial Owner.........................................    15
   3.9  Valid Interest...................................................    15

SECTION 4 COVENANTS......................................................    16
   4.1  Delivery of Instruments and Chattel Paper........................    16
   4.2  Maintenance of Insurance.........................................    16
   4.3  Payment of Obligations...........................................    17
   4.4  Maintenance of Perfected Security Interest; Further
        Documentation....................................................    17
   4.5  Changes in Name, Jurisdiction of Organization, etc...............    17
   4.6  Notices..........................................................    18
   4.7  Pledged Stock....................................................    18
   4.8  Accounts Receivable..............................................    18
   4.9  Maintenance of Records...........................................    18
   4.10 Acquisition of Intellectual Property.............................    19
   4.11 Protection of Trade Secrets......................................    19
   4.12 Grant of License to Use Intellectual Property....................    19
   4.13 Deposit Accounts; Etc............................................    19
   4.14 Protection of Trade-marks........................................    20
   4.15 Protection of Intellectual Property..............................    20
   4.16 Assignment of Letter of Credit Rights............................    20
   4.17 Additional Shares................................................    20
   4.18 Maintenance of Pledged Stock.....................................    21
   4.19 Pledged Notes....................................................    21
   4.20 Maintenance of Security Interest.................................    21

SECTION 5 REMEDIAL PROVISIONS............................................    22


                                       (i)

   5.1  Certain Matters Relating to Accounts.............................    22
   5.2  Communications with Obligors; Grantors Remain Liable.............    23
   5.3  Pledged Stock....................................................    24
   5.4  Proceeds to be Turned Over To Canadian Collateral Agent..........    25
   5.5  Application of Proceeds..........................................    25
   5.6  PPSA and Other Remedies..........................................    27
   5.7  Registration Rights..............................................    29
   5.8  Waiver; Deficiency...............................................    30

SECTION 6 THE CANADIAN COLLATERAL AGENT..................................    30
   6.1  Canadian Collateral Agent's Appointment as Attorney-in-Fact,
        etc..............................................................    30
   6.2  Duty of Canadian Collateral Agent................................    32
   6.3  Financing Statements.............................................    32
   6.4  Authority of Canadian Collateral Agent...........................    33
   6.5  Right of Inspection..............................................    33

SECTION 7 NON-LENDER SECURED PARTIES.....................................    33
   7.1  Rights to Collateral.............................................    33
   7.2  Appointment of Agent.............................................    34
   7.3  Waiver of Claims.................................................    35

SECTION 8 MISCELLANEOUS..................................................    35
   8.1  Amendments in Writing............................................    35
   8.2  Notices..........................................................    35
   8.3  No Waiver by Course of Conduct; Cumulative Remedies..............    36
   8.4  Further Assurances...............................................    36
   8.5  Enforcement Expenses.............................................    36
   8.6  Successors and Assigns...........................................    37
   8.7  Counterparts.....................................................    37
   8.8  Severability.....................................................    37
   8.9  Section Headings.................................................    37
   8.10 Integration......................................................    38
   8.11 Governing Law....................................................    38
   8.12 Submission To Jurisdiction; Waivers..............................    38
   8.13 Waiver Of Jury Trial.............................................    38
   8.14 Releases.........................................................    39
   8.15 Judgment Currency................................................    39
   8.16 Attachment of Security Interest..................................    40
   8.17 Copy of Agreement; Verification Statement........................    40
   8.18 Amalgamation.....................................................    40
   8.19 Language.........................................................    41


                                      (ii)

   SCHEDULE 1 - NOTICE ADDRESSES OF GRANTOR
   SCHEDULE 2 - PLEDGED SECURITIES
   SCHEDULE 3 - PERFECTION MATTERS
   SCHEDULE 4 - LOCATIONS
   SCHEDULE 5 - INTELLECTUAL PROPERTY
   SCHEDULE 6 - CONTRACTS

Annex 1 CONFIRMATION OF SECURITY INTEREST IN INTELLECTUAL PROPERTY


                                      (iii)

                           CANADIAN SECURITY AGREEMENT

          CANADIAN SECURITY AGREEMENT, dated as of November 27, 2006, made by Rental Service Corporation of Canada Ltd., a corporation incorporated and existing under the laws of the Province of Alberta (together with its successors and assigns, the "Grantor") in favour of Deutsche Bank AG, Canada Branch ("DBCB"), as Canadian collateral agent (in such capacity, the "Canadian Collateral Agent") for the benefit of the banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Credit Agreement described below and the other Secured Parties (as defined below).

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the "Credit Agreement"), among RSC Holdings II, LLC ("Holdings"), RSC Holdings III, LLC (the "Parent Borrower") and Rental Service Corporation (together with the Parent Borrower, and as further defined in the Credit Agreement, the "U.S. Borrowers"), the Grantor (together with any other entity that becomes a borrower pursuant to subsection 7.9(c) of the Credit Agreement, the "Canadian Borrowers"), Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the "U.S. Administrative Agent") and as collateral agent (the "U.S. Collateral Agent"), DBCB as the Canadian administrative agent for the lenders (the "Canadian Administrative Agent"), the Canadian Collateral Agent, the Lenders and the other parties thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein (the Lenders, each Issuing Lender, the Administrative Agents, the Collateral Agents and each other Agent are herein collectively referred to as the "Lender Creditors");

          WHEREAS, each Canadian Borrower and/or one or more of their respective Subsidiaries or Affiliates may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Permitted Hedging Arrangements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors" and, together with the Lender Creditors, the "Secured Parties");

          WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit to the Canadian Borrowers under the Credit Agreement that the Grantor shall execute and deliver this Agreement to the Canadian Collateral Agent for the benefit of the Secured Parties (as defined below);

          NOW, THEREFORE, in consideration of the premises and to induce the Canadian Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, the Grantor hereby agrees with the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, as follows:

                             SECTION 1 DEFINED TERMS

          1.1 Definitions.

          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the PPSA (as in effect on the date hereof) are used herein as so defined: Accounts, Chattel Paper, Documents of Title, Equipment, Fixtures, Goods, Instruments, Intangibles, Inventory, Money and Securities;

          (b) The following terms shall have the following meanings:

     "Accounts": all accounts (as defined in the PPSA) of the Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of the Grantor, but in any event excluding all Accounts that have been sold or otherwise transferred (and not transferred back to the Grantor) in connection with a Special Purpose Financing.

     "Accounts Receivable": any right to payment for goods sold or leased or for services rendered, which is not evidenced by an Instrument or Chattel Paper.

     "Agreement": this Canadian Security Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

     "Bankruptcy Case": (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver-manager, interim receiver, trustee, monitor, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

     "Borrowers": the U.S. Borrowers, the Canadian Borrowers and, from and after the date on which it executes and delivers to the U.S. Administrative Agent, a Borrower Joinder Agreement, Canadian Finco or any other entity that becomes a Borrower pursuant to subsection 7.9(c) of the Credit Agreement.

     "Canadian Administrative Agent": as defined in the recitals hereto.

     "Canadian Borrowers": as defined in the recitals hereto.

     "Canadian Collateral Account Bank": DBCB, an Affiliate thereof or another bank which at all times is a Lender as selected by the Grantor and consented to in writing by the Canadian Collateral Agent (such consent not to be unreasonably withheld or delayed).

     "Canadian Collateral Agent": as defined in the Preamble hereto.

     "Canadian Collateral Proceeds Account": shall mean a non-interest bearing cash collateral account established and maintained by the Grantor at an office of the Canadian Collateral Account Bank in the name, and in the sole dominion and control of, the Canadian Collateral Agent for the benefit of the Secured Parties.

     "Collateral": as defined in Section 2; provided that, for purposes of subsection 5.5.7 and Section 7, "Collateral" shall have the meaning assigned to such term in the Credit Agreement.

     "Commitments": the collective reference to (i) the Term Loan Commitments,
(ii) the RCF Commitments and (iii) the obligation of the Issuing Lenders to issue Letters of Credit to the Borrowers pursuant to subsection 3.1 of the Credit Agreement.

     "Contracts": all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which the Grantor is a party or under which the Grantor or any property of the Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising thereunder and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

     "Copyright Licenses": all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any copyright of the Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Copyrights": all of the Grantor's right, title and interest in and to all Canadian and foreign copyrights, whether or not the underlying works of authorship have been published or registered, all Canadian and foreign copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

     "Credit Agreement": has the meaning provided in the recitals hereto.

     "Excluded Assets": as defined in Section 2.2.

     "General Fund Account": the general fund account of the Grantor established at the same office of the Canadian Collateral Account Bank as the Canadian Collateral Proceeds Account.

     "Grantor": as defined in the Preamble hereto.

     "Holdings" has the meaning provided in the recitals hereto.

     "Industrial Design License": all written agreements, now or hereafter in effect, granting to any third party that is not an Affiliate or a Subsidiary of the Parent Borrower any right to make, use or sell any Industrial Design, now or hereafter owned by the Grantor or that the Grantor otherwise has the right to license, is in existence, or granting to the Grantor any right to make, use or sell any Industrial Design, now or hereafter owned by any third party, is in existence, and all rights of the Grantor under any such agreement including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Industrial Designs": all of the following, now owned or hereafter acquired by the Grantor: (a) all industrial designs, design patents and other designs that the Grantor now or hereafter owns or uses, including but not limited to all industrial designs, design patents and other designs listed on Schedule 5 hereto and all renewals and extensions thereof, (b) all registrations and recordings thereof and all applications that have been or shall be made or filed Canada or any other country or political subdivision thereof and all records thereof and all reissues, extensions or renewals thereof, and (c) all common law and other rights in the above.

     "Instruments": has the meaning specified in the PPSA, but excluding the Pledged Securities.

     "Intellectual Property": the collective reference to the Grantor's (i) Copyrights; (ii) Copyright Licenses; (iii) Patents; (iv) Patent Licenses; (v) Trade Secrets; (vi) Trade-marks; (vii) Trade-mark Licenses; (viii) Industrial Designs; (ix) Industrial Design Licenses; (x) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; (xi) mask works, mask work registrations and applications for mask work registrations; (xii) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; and
(xiii) any other intellectual property and industrial property.

     "Intercompany Note": any promissory note in a principal amount in excess of $3,500,000 evidencing loans made by the Grantor to Holdings or any of its Subsidiaries.

     "Inventory": all inventory (as defined in the PPSA) of the Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of the Grantor.

     "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof and (ii) whether or not constituting "investment property" as so defined, all Pledged Securities.

     "Issuers": the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by subsection 8.5 of the Credit Agreement).

     "Lender Creditors": as defined in the recitals hereto.

     "Lenders": as defined in the Preamble hereto.

     "Non-Lender Secured Parties": any person who, at the time of entering into any Interest Rate Protection Agreement or Permitted Hedging Arrangement or Bank Products Agreement or Management Loan secured hereby, was a Lender or an affiliate of any Lender and their respective successors and assigns.

     "Obligations": the collective reference to all obligations and liabilities of the Grantor in respect of (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, and all other obligations and liabilities of such Canadian Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the other Loan Documents (including without limitation all obligations, indebtedness and liabilities of the Grantor under any Canadian Guarantee Agreement) (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreements or Permitted Hedging Arrangements, being herein collectively referred to as "Loan Document Obligations"); (ii) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into of such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the "Other Obligations"), in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such cash management services or a termination of any transaction entered into pursuant to any such Interest Rate Protection Agreement or Permitted Hedging Arrangement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Canadian Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

     "Other Creditors": as defined in the recitals hereto.

     "Parent Borrower": as defined in the recitals hereto.

     "Patent Licenses": all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any patent, patent applicable or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Patents": all of the Grantor's right, title and interest in and to all Canadian and foreign patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein,
(ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto.

     "Permitted Hedging Arrangement": as defined in subsection 8.17 of the Credit Agreement.

     "Pledged Collateral": the Pledged Securities now owned or at any time hereafter acquired by the Grantor, and any Proceeds thereof.

     "Pledged Notes": all promissory notes issued to or held by the Grantor in a principal amount in excess of $3,500,000 (other than promissory notes issued in connection with an extension of trade credit by the Grantor in the ordinary course of business) and all Intercompany Notes at any time issued to, or held or owned by, the Grantor.

     "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

     "Pledged Stock": the shares of Capital Stock listed on Schedule 2 as held by the Grantor, together with any other shares of Capital Stock required to be pledged by the Grantor pursuant to subsection 6.1(k) of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect.

     "PPSA": the Personal Property Security Act (Alberta), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, "PPSA" means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

     "Primary Obligations": as defined in subsection 5.5.2.

     "Pro Rata Share": as defined in subsection 5.5.2.

     "Proceeds": all "proceeds" as such term is defined in the PPSA and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

     "Restrictive Agreements": as defined in subsection 2.2(a).

     "Secondary Obligations": as defined in subsection 5.5.2.

     "Secured Parties": as defined in the recitals hereto.

     "Security Interest": as defined in Section 2.2.

     "Specified Asset": as defined in subsection 3.2 hereof.

     "Trade Secret Licenses": all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Trade Secrets": all of the Grantor's right, title and interest in and to all Canadian trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

     "Trade-mark Licenses": all written license agreements of the Grantor providing for the grant by or to the Grantor of any right under any trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or the Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Trade-marks": all of the Grantor's right, title and interest in and to all Canadian and foreign Trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, Trade-mark and service mark registrations, and applications for Trade-mark or service mark registrations (except for "intent to use" applications for Trade-mark or service mark registrations filed) and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto in Canada, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such Trade-mark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

     "ULC Shares": shares in any unlimited company at any time owned or otherwise held by the Grantor.

     "U.S. Administrative Agent": as defined in the recitals hereto.

     "U.S. Collateral Agent": as defined in the recitals hereto.

          1.2 Other Definitional Provisions.

          (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or Pledged Collateral, or any part thereof, when used in relation to the Grantor shall refer to the Collateral or Pledged Collateral or the relevant part thereof.

          (d) All references in this Agreement to any of the property described in the definition of the term "Collateral" or "Pledged Collateral", or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

          (e) Any reference in any Loan Document to Liens permitted by the Credit Agreement and any right of the Grantor to create or suffer to exist Liens permitted by the Credit Agreement are not intended to and do not and will not subordinate the Security Interest granted hereunder to any such Lien or give priority to any Person over the Secured Parties.

                      SECTION 2 GRANT OF SECURITY INTEREST

          2.1 Grant.

          The Grantor hereby grants to the Canadian Collateral Agent for the rateable benefit of the Secured Parties a first priority security interest in, and mortgages, charges, assigns, hypothecates and pledges to the Canadian Collateral Agent for the rateable benefit of the Secured Parties, in each case, subject to existing licenses to use the Copyrights, Patents, Trade-marks, Industrial Designs and Trade Secrets granted by the Grantor in the ordinary course of business, all of the Collateral of the Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Grantor, except as provided in subsection 2.2. The term "Collateral" means the following property (wherever located) now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 2.2:

          (a) all present and after-acquired personal property;

          (b) all Accounts;

          (c) all Accounts Receivable;

          (d) all Money (including all cash);

          (e) all Cash Equivalents;

          (f) all Chattel Paper;

          (g) all Contracts;

          (h) all demand, time, savings, passbook or similar account maintained with a bank (collectively, the "Deposit Accounts") (including DDAs);

          (i) all Documents of Title;

          (j) all Equipment;

          (k) all intangibles including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits;

          (l) all Instruments;

          (m) all insurance proceeds;

          (n) all Intellectual Property;

          (o) all Inventory;

          (p) all Investment Property;

          (q) all Letter of Credit Rights;

          (r) all Securities;

          (s) all Rental Fleet;

          (t) all Pledged Collateral;

          (u) all Vehicles (other than Rental Fleet);

          (v) all Fixtures;

          (w) all books and records pertaining to any of the foregoing;

          (x) the Collateral Proceeds Account;

          (y) all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in (a) through (x) inclusive; and

          (z) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

          2.2 Certain Limited Exceptions.

          No security interest, mortgage, charge, assignment, hypothecation or pledge (collectively, "Security Interest") is or will be granted pursuant hereto in any right, title or interest of the Grantor under or in (collectively, the "Excluded Assets"):

          (a) any Instruments, Contracts, Chattel Paper, Intangibles, Copyright Licenses, Patent Licenses, Trade-mark Licenses, Trade Secret Licenses, Industrial Design Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Subsidiary of Holdings or an Affiliate thereof, (collectively, "Restrictive Agreements") that would otherwise be included in the Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the PPSA or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements). The security interest with respect to each Restrictive Agreement will constitute a trust in favour of the Canadian Collateral Agent, for the benefit of the Secured Parties, pursuant to which the Grantor holds as trustee all Proceeds arising under or in connection with the Restrictive Agreement in trust for the Canadian Collateral Agent, for the benefit of the Secured Parties, on the following basis: (i) subject to the Credit Agreement, until the security interest is enforceable, the Grantor is entitled to receive all such Proceeds; and (ii) whenever the security interest is enforceable, (A) all rights of the Grantor to receive such Proceeds cease and all such Proceeds will be immediately paid over to the Canadian Collateral

Agent for the benefit of the Secured Parties, and (B) the Grantor will take all actions requested by the Canadian Collateral Agent to collect and enforce payment and other rights arising under the Restrictive Agreement;

          (b) any Equipment that would otherwise be included in the Collateral (and such Equipment shall not be deemed to constitute a part of the Collateral) if such Equipment is subject to a Lien permitted by subsection 8.3(h) of the Credit Agreement (but only for so long as such Liens are in place);

          (c) any property that would otherwise be included in the Collateral (and such property shall not be deemed to constitute a part of the Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction permitted under subsection 8.11 of the Credit Agreement, or is subject to any Liens permitted under subsection 8.3(n) of the Credit Agreement. Notwithstanding the foregoing, the security interest of the Collateral Agent shall attach to any money, securities or other consideration received by the Grantor as consideration for the sale or other disposition of such property;

          (d) any Money, cash, cheques, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Parent Borrower or any of its Subsidiaries (i) for the benefit of customers of the Grantor or any of its Subsidiaries in the ordinary course of business and (ii) in the nature of security deposit with respect to obligations for the benefit of the Parent Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;

          (e) any ULC Shares. If the Grantor acquires any ULC Shares, it shall immediately notify the Canadian Collateral Agent. Upon the request of the Canadian Collateral Agent, the Grantor shall execute and deliver all such agreements and deliver all such other documents, opinions and certificates (including without limitation share certificates evidencing such ULC Shares) as the Canadian Collateral Agent may reasonably require to receive a perfected, first ranking priority Security Interest in the ULC Shares, in each case, in form and substance reasonably acceptable to the Canadian Collateral Agent.

          (f) the Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the Grantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term;

          (g) the term "Goods" when used in this Agreement shall not include "consumer goods" of the Grantor as that term is defined in the PPSA;

          (h) notwithstanding Section 2.1, the Grantor's grant of security in Trade-marks (as defined in the Trade-marks Act (Canada)) under this Agreement shall be limited to a grant by the Grantor of a security interest in all of the Grantor's right, title and interest in such Trade-marks;

          2.3 Attachment.

          The Grantor and the Canadian Collateral Agent hereby acknowledge that
(a) value has been given in respect of the security interests granted herein;
(b) the Grantor has rights in the Collateral in which it has granted a security interest; and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA.

          2.4 Deficiency.

          If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all of the Obligations, the Grantor acknowledges and agrees that, subject to the provisions of the PPSA, the Grantor shall continue to be liable for any Obligations remaining outstanding and the Canadian Collateral Agent shall be entitled to pursue full payment thereof.

                    SECTION 3 REPRESENTATIONS AND WARRANTIES

          To induce the Canadian Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, the Grantor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that, in each case after giving effect to the Transaction:

          3.1 Title; No Other Liens.

          Except for the security interests granted to the Canadian Collateral Agent for the rateable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement (including, without limitation, subsection 8.3 thereof), the Grantor owns each item of the Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favour of the Canadian Collateral Agent for the rateable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement (including without limitation subsection 8.3 thereof) or any other Loan Document or for which financing change statements or discharges will be delivered on the Closing Date.

          3.2 Perfected First Priority Liens.

          (a) This Agreement is effective to create, as collateral security for the Obligations of the Grantor, valid and enforceable Liens on the Grantor's Collateral in favour of the Canadian Collateral Agent for the benefit of the Secured Parties, except (i) with respect to all Intellectual Property that is an Excluded Asset, or (ii) as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) Except with regard to (i) Liens (if any) on Specified Assets and
(ii) any first ranking priority liens or deemed trusts created in favour of the Canadian federal, provincial or territorial government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper, Pledged Securities and Documents of Title upon the earlier of such Filing or the delivery to and continuing possession by the Canadian Collateral Agent of all Instruments, Chattel Paper, Pledged Securities and Documents of Title, a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Grantor's Collateral in favour of the Canadian Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Canadian Collateral Agent or the recording of other applicable documents, in each case, in the Canadian Intellectual Property Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 3.2(b), the following terms shall have the following meanings:

          "Filings": the filing, registration or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

          "Financing Statements": the financing statements delivered to the Canadian Collateral Agent by the Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 3.

          "Ordinary Course Transferees": (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business, (ii) with respect to intangibles only, licensees in the ordinary course of business, and (iii) any other Person who is entitled to take free of the Lien.

          "Permitted Liens": Liens permitted pursuant to the Credit Documents, including without limitation those permitted to exist pursuant to subsection 8.3 of the Credit Agreement.

          "Specified Assets": the following property and assets of the Grantor:

     (1) Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the PPSA or by the filing and acceptance thereof in the Canadian Intellectual Property Office (including Liens on such Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses that are non-Canadian Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs or Industrial Design Licenses) or (b) such Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses are not, individually or in the aggregate, material to the business of any Canadian Borrower and its Subsidiaries taken as a whole;

     (2) Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the PPSA is not applicable to the creation or perfection of Liens thereon;

     (3) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of Canada, any province or territory;

     (4) goods included in Collateral received by any Person from the Grantor for "sale or return" to the extent of claims of creditors of such Person;

     (5) Equipment constituting fixtures (other than any such Equipment subject to a Mortgage);

     (6) Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any) or to a Blocked Account; and

     (7) uncertificated securities to the extent a security interest is not perfected by the filing of a financing statement.

          3.3 Jurisdiction of Organization and Locations of Collateral.

          On the date hereof, the Grantor's jurisdiction of incorporation or amalgamation, chief executive office, and the locations of its Collateral, are as specified on Schedule 4.

          3.4 Accounts Receivable.

          The amounts represented by the Grantor to the Canadian Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of the Grantor's Accounts Receivable constituting Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of the Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Canadian Administrative Agent, each Account Receivable of the Grantor arises out of a bona fide sale and delivery of goods or rendition of services by the Grantor. The Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as the Grantor may otherwise advise the Canadian Administrative Agent in writing.

          3.5 Patents, Trade-marks, Copyrights and Industrial Designs.

          Schedule 5 lists all material Trade-marks, material Copyrights, material Patents and material Industrial Designs, in each case registered in the Canadian Intellectual Property Office and owned by the Grantor in its own name as of the date hereof, and all material Trade-mark Licenses, all material Copyright Licenses, all material Patent Licenses and material Industrial Designs (including, without limitation, material Trade-mark Licenses for registered Trade-marks, all material Copyright Licenses for registered Copyrights, material Patent Licenses for registered Patents and material Industrial Design Licenses for registered Industrial Designs) owned by the Grantor in its own name as of the date hereof.

          3.6 All Shares Pledged.

          Except as provided in subsection 2.2, the shares of Pledged Stock pledged by the Grantor hereunder constitute in the case of shares of a Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Subsidiary owned by the Grantor as is specified on Schedule 2.

          3.7 Shares Duly and Validly Issued.

          All the shares of the Pledged Stock pledged by the Grantor hereunder have been duly and validly issued and are fully paid and non-assessable (or the equivalent, if any, under applicable foreign law).

          3.8 Grantor Beneficial Owner.

          The Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favour of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or expressly permitted by the Credit Agreement.

          3.9 Valid Interest.

          Upon the delivery to the Canadian Collateral Agent of the certificates evidencing the Pledged Securities held by the Grantor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Canadian Collateral Agent will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the PPSA, enforceable in accordance with its terms against all creditors of the Grantor and any Persons purporting to purchase such Pledged Securities from the Grantor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          Upon the earlier of (x) (to the extent a security in uncertificated securities may be perfected by the filing of a financing statement) the filing of the financing statements listed on Schedule 3 hereto and (y) the obtaining and maintenance of control by the Canadian Collateral Agent (or its agents appointed for the purposes of perfection) of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities, enforceable in accordance with its terms against all creditors of the Grantor and any persons purporting to purchase such Pledged Securities from the Grantor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                               SECTION 4 COVENANTS

          The Grantor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans (including the face amount of all outstanding Bankers' Acceptance Loans), any Reimbursement Obligations and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) the date upon which all the Capital Stock of the Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the terms of the Credit Agreement:

          4.1 Delivery of Instruments and Chattel Paper.

          If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, the Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of the Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Canadian Collateral Agent, for the rateable benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Canadian Collateral Agent, such Instrument or Chattel Paper (other than ordinary course rental contracts for Rental Fleet Vehicles) shall be promptly delivered to the Canadian Collateral Agent duly endorsed in a manner satisfactory to the Canadian Collateral Agent to be held as Collateral pursuant to this Agreement. The Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement.

          4.2 Maintenance of Insurance.

          The Grantor will maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the Canadian Collateral Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the Canadian Collateral Agent and the other Secured Parties, shall be named as additional insureds with respect to liability policies and the Canadian Collateral Agent shall be names as loss payee with respect to the casualty insurance maintained by the Grantor with respect to the Collateral.

          4.3 Payment of Obligations.

          The Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labour, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor.

          4.4 Maintenance of Perfected Security Interest; Further Documentation.

          (a) The Grantor shall maintain the security interest created by this Agreement in the Collateral as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) The Grantor will furnish to the Canadian Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Canadian Collateral Agent may reasonably request in writing, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Canadian Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Grantor, including, without limitation, the filing of any financing or financing change statements under the PPSA with respect to the security interests created hereby.

          4.5 Changes in Name, Jurisdiction of Organization, etc.

          The Grantor will not, except upon not less than 30 days' prior written notice to the Canadian Collateral Agent, change its name or jurisdiction of organization (whether by amalgamation or otherwise) or chief executive office or move any of its Collateral to a new jurisdiction other than disclosed in
Schedule 4; provided that, promptly after receiving a written request therefor from the Canadian Collateral Agent, the Grantor shall deliver to the Canadian Collateral Agent all additional financing statements or financing change statement and other documents reasonably requested by the Canadian Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

          4.6 Notices.

          The Grantor will advise the Canadian Administrative Agent promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens expressly permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Canadian Collateral Agent to exercise any of its remedies hereunder; and

          (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

          4.7 Pledged Stock.

          In the event the Grantor is an Issuer within the meaning of any Canadian Security Agreement, the Grantor agrees that (i) it will be bound by the terms of this Agreement (or such other Canadian Security Agreement, as applicable) relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Canadian Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 4.17 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 5.3(c) or 5.7 with respect to the Pledged Stock issued by it.

          4.8 Accounts Receivable.

          (a) With respect to the Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Loan Documents, the Grantor will not (i) grant any extension of the time of payment of any of the Grantor's Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.

          (b) The Grantor will deliver to the Canadian Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.

          4.9 Maintenance of Records.

          The Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

          4.10 Acquisition of Intellectual Property.

          Within 90 days after the end of each calendar year, the Grantor will notify the Canadian Collateral Agent of any acquisition of (i) any registration of any material Copyright, Patent, Trade-mark or Industrial Design or (ii) any exclusive rights under a material Copyright License, Patent License, Trade-mark License or Industrial Design License constituting Collateral, and, except with respect to Intellectual Property that is an Excluded Asset, shall take such actions as may be reasonably requested by the Canadian Collateral Agent (but only to the extent such actions are within the Grantor's control) to perfect the security interest granted to the Canadian Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral on the date hereof, by (x) the execution and delivery of a Confirmation of Security Interest in Intellectual Property in the form of Annex 1 hereto and the recordation thereof in the Canadian Intellectual Property Office and (y) the making of appropriate registrations of financing statements under the PPSA.

          4.11 Protection of Trade Secrets.

          The Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of the Grantor.

          4.12 Grant of License to Use Intellectual Property.

          For the purpose of enabling the Canadian Collateral Agent to exercise rights and remedies under this Agreement at such time as the Canadian Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Canadian Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Canadian Collateral Agent may be exercised, at the option of the Canadian Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Canadian Collateral Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default.

          4.13 Deposit Accounts; Etc.

          The Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case maybe, so that no breach of subsection 4.16 of the Credit Agreement is caused by the failure to take such action or to refrain from taking such action by the Grantor or any of its Subsidiaries.

          4.14 Protection of Trade-marks.

          The Grantor shall not, with respect to any Trade-marks that are material to the business of the Grantor, cease the use of any of such Trade-marks or fail to maintain the level of the quality of products sold and services rendered under any of such Trade-mark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and the Grantor shall take all steps reasonably necessary to insure that licensees of such Trade-marks use such consistent standards of quality.

          4.15 Protection of Intellectual Property.

          Subject to the Credit Agreement, the Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of the Grantor may lapse, expire, or become abandoned, or unenforceable.

          4.16 Assignment of Letter of Credit Rights.

          In the case of any Letter-of-Credit Rights of the Grantor in any letter of credit exceeding $5,000,000 in value acquired following the Closing Date, the Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit, pursuant to an agreement in form and substance reasonably satisfactory to the Canadian Administrative Agent.

          4.17 Additional Shares.

          If the Grantor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock or share dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Canadian Collateral Agent and the other Secured Parties, hold the same in trust for the Canadian Collateral Agent and the other Secured Parties and deliver the same forthwith to the Canadian Collateral Agent (who will hold the same on behalf of the Secured Parties) in the exact form received, duly endorsed by the Grantor to the Canadian Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor, to be held by the Canadian Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 2.2). Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Parent Borrower in accordance with the Credit Agreement) shall be paid over to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favour of the Canadian Collateral Agent, be delivered to the Canadian Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Canadian Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Grantor, as additional collateral security for the Obligations.

          4.18 Maintenance of Pledged Stock.

          Without the prior written consent of the Canadian Collateral Agent, the Grantor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favour of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Canadian Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          4.19 Pledged Notes.

          The Grantor shall, on the date of this Agreement, deliver to the Canadian Collateral Agent all Pledged Notes then held by the Grantor (excluding any Pledged Note the principal amount of which does not exceed $3,500,000), endorsed in blank or, at the request of the Canadian Collateral Agent, endorsed to the Canadian Collateral Agent. Furthermore, within ten Business Days after any Grantor obtains a Pledged Note with a principal amount in excess of $5,000,000, the Grantor shall cause such Pledged Note to be delivered to the Canadian Collateral Agent, endorsed in blank or, at the request of the Canadian Collateral Agent, endorsed to the Canadian Collateral Agent.

          4.20 Maintenance of Security Interest.

          The Grantor shall maintain the security interest created by this Agreement in the Grantor's Pledged Collateral as a perfected security interest having at least the priority described in subsection 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Canadian Collateral Agent and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Grantor.

                          SECTION 5 REMEDIAL PROVISIONS

          5.1 Certain Matters Relating to Accounts.

          (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Canadian Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Canadian Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Canadian Collateral Agent's reasonable request and at the expense of the Grantor, the Grantor shall cause independent public or chartered accountants or others reasonably satisfactory to the Canadian Collateral Agent to furnish to the Canadian Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

          (b) The Canadian Collateral Agent hereby authorizes the Grantor to collect the Grantor's Accounts Receivable constituting Collateral and the Canadian Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement. If required by the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by the Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by the Grantor) deposited in, or otherwise transferred by the Grantor to the Collateral Proceeds Account, subject to withdrawal by the Canadian Collateral Agent for the account of the Secured Parties only as provided in subsection 5.5, and (ii) until so turned over, shall be held by the Grantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of the Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the Canadian Collateral Account Bank (or by the Grantor in trust for the benefit of the Canadian Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 9(a) of the Credit Agreement has occurred and is continuing, at the Canadian Collateral Agent's election, each of the Canadian Administrative Agent and the Canadian Collateral Agent may apply all or any part of the funds on deposit in the Canadian Collateral Proceeds Account established by the Grantor to the payment of the Obligations of the Grantor then due and owing, such application to be made as set forth in subsection 5.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Canadian Collateral Proceeds Account shall be remitted as provided in subsection 5.1(d) hereof.

          (c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, at the Canadian Collateral Agent's request, the Grantor shall deliver to the Canadian Collateral Agent copies or, if required by the Canadian Administrative Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by the Grantor evidencing, and relating to, the agreements and transactions which gave rise to the Grantor's Accounts Receivable constituting Collateral, including, without limitation, all statements relating to the Grantor's Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

          (d) So long as no Event of Default has occurred and is continuing, the Canadian Collateral Agent shall instruct the Canadian Collateral Account Bank to promptly remit any funds on deposit in the Grantor's Canadian Collateral Proceeds Account to the Grantor's General Fund Account. In the event that an Event of Default has occurred and is continuing, the Canadian Collateral Agent and the Grantors agree that the Canadian Collateral Agent, at its option, may require that each Collateral Proceeds Account and the General Fund Account of the Grantor be established at the Canadian Collateral Agent. The Grantor shall have the right, at any time and from time to time, to withdraw such of its funds from its General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

          5.2 Communications with Obligors; Grantors Remain Liable.

          (a) The Canadian Collateral Agent, in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Canadian Collateral Agent's satisfaction the existence, amount and terms of any Accounts Receivable constituting Collateral or Contracts.

          (b) Upon the request of the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, the Grantor shall notify obligors on the Grantor's Accounts Receivable and parties to the Grantor's Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Canadian Collateral Agent, for the rateable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Canadian Collateral Agent.

          (c) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Canadian Collateral Agent, the Canadian Administrative Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Canadian Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Canadian Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

          5.3 Pledged Stock.

          (a) Unless an Event of Default shall have occurred and be continuing and the Canadian Collateral Agent shall have given notice to the Grantor of the Canadian Collateral Agent's intent to exercise its corresponding rights pursuant to subsection 5.3(b), the Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 4.17 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the Canadian Collateral Agent's reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Canadian Collateral Agent shall give notice of its intent to exercise such rights to the Grantor, (i) the Canadian Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the Grantor in such order as is provided in subsection 5.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Canadian Collateral Agent or its nominee, and the Canadian Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Grantor or the Canadian Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Canadian Collateral Agent may reasonably determine), all without liability (other than for its gross negligence or wilful misconduct) except to account for property actually received by it, but the Canadian Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Canadian Collateral Agent shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 5.6 other than in accordance with subsection 5.6.

          (c) The Grantor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by the Grantor hereunder to (i) comply with any instruction received by it from the Canadian Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each

Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Canadian Collateral Agent.

          5.4 Proceeds to be Turned Over To Canadian Collateral Agent.

          In addition to the rights of the Canadian Collateral Agent and the other Secured Parties specified in subsection 5.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Canadian Collateral Agent shall have instructed the Grantor to do so, all Proceeds received by the Grantor consisting of cash, cheques and other Cash Equivalent items shall be held by the Grantor in trust for the Canadian Collateral Agent and the other Secured Parties hereto, or as applicable, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Canadian Collateral Agent (or its agents appointed for purposes of perfection) in the exact form received by the Grantor (duly endorsed by the Grantor to the Canadian Collateral Agent if required). All Proceeds received by the Canadian Collateral Agent hereunder shall be held by the Canadian Collateral Agent in the relevant Canadian Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds while held by the Canadian Collateral Agent in such Canadian Collateral Proceeds Account (or by the Grantor in trust for the Canadian Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of the Grantor and shall not constitute payment thereof until applied as provided in subsection 5.5.

          5.5 Application of Proceeds.

          5.5.1 It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the Collateral received by the Canadian Collateral Agent (whether from the Grantor or otherwise) shall be held by the Canadian Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the Grantor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Canadian Collateral Agent, be applied by the Canadian Collateral Agent against the Obligations of the Grantor then due and owing as follows:

          (a) first, to the payment of all amounts owing the Canadian Collateral Agent for (i) any amounts advanced by the Canadian Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral,
(ii) in the event of the enforcement of any indebtedness, obligations, or liabilities of the Grantor, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Canadian Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs and (iii) all amounts paid to which the Canadian Collateral Agent has the right to reimbursement under subsection 8.5;

          (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), to the payment of all amounts owing to any Agent pursuant to any of the Loan Documents in its capacity as such;

          (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Parties as provided in subsection 5.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (d) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Parties as provided in subsection 5.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (e) fifth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (d), inclusive, ratably to any then remaining unpaid Obligations; and

          (f) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (e), inclusive, and following the termination of this Agreement, to the Grantor or to whomever may be lawfully entitled to receive such surplus.

          5.5.2 For purposes of this Agreement, (i) "Pro Rata Share" shall mean, when calculating a Secured Party's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) "Primary Obligations" shall mean (x) in the case of the Loan Document Obligations, all unpaid principal (or, face amount or Stated Amount, as applicable) of, premium, if any, fees and interest on, all Loans, all Reimbursement Obligations, the Letters of Credit and all fees and expenses due and owing pursuant to the Credit Agreement and (y) in the case of the Other Obligations, all amounts due under each Interest Rate Protection Agreement or Permitted Hedging Arrangement with an Other Creditor (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities), and (iii) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

          5.5.3 Each of the Secured Parties, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all Loans and Reimbursement Obligations constituting Primary Obligations have been paid in full), such amounts shall be paid to the Canadian Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the respective Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement constituting Primary Obligations and after the application of all such cash security to the repayment of all Obligations owing to the respective Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Canadian Administrative Agent to the Canadian Collateral Agent for distribution in accordance with subsection 5.5.1 hereof.

          5.5.4 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Canadian Administrative Agent for the account of the Lender Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

          5.5.5 For purposes of applying payments received in accordance with this subsection 5.5.5, the Canadian Collateral Agent shall be entitled to rely upon (i) the Administrative Agents and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agents, each Representative and the Other Creditors agree (or shall agree) to provide upon request of the Canadian Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agents and each Representative, in furnishing information pursuant to the preceding sentence, and the Canadian Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the Canadian Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Permitted Hedging Arrangements with an Other Creditor are in existence.

          5.5.6 The Grantor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

          5.5.7 To the extent any other Loan Document requires Proceeds of Collateral under such Loan Document to be applied in accordance with the provisions of this Agreement, the Canadian Collateral Agent or holder under such other Loan Document shall apply such Proceeds in accordance with this Section.

          5.6 PPSA and Other Remedies.

          (a) If an Event of Default shall occur and be continuing, the Canadian Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the PPSA, any other applicable law and in equity. Without limiting the generality of the foregoing, and except to the extent restricted by applicable law, the Canadian Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, enter onto any premises where Collateral consisting of tangible personal property may be located, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof; and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Canadian Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Canadian Collateral Agent or any other Secured Party shall have the right, except to the extent restricted by applicable law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the Canadian Collateral Agent's request, to assemble the Collateral and make it available to the Canadian Collateral Agent at places which the Canadian Collateral Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Canadian Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Canadian Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable legal fees and disbursements, to the payment in whole or in part of the Obligations of the Grantor then due and owing, in the order of priority specified in subsection 5.5 above, and only after such application and after the payment by the Canadian Collateral Agent of any other amount required by any provision of law, need the Canadian Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, (i) the Grantor waives all claims, damages and demands it may acquire against the Canadian Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or wilful misconduct of any of the Canadian Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          (b) The Canadian Collateral Agent may appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of the Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom). Any such Receiver shall act as agent for the Canadian Collateral Agent for the purposes of taking possession of the Collateral but otherwise and for all other purpose, be deemed the agent of the Grantor and not of the Canadian Collateral Agent. The Canadian Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Canadian Collateral Agent. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to the Canadian Collateral Agent under this Section 5 and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Canadian Collateral Agent under this Section 5, which powers shall include, but are not limited to, the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Grantor, enter upon, use and occupy all premises owned or occupied by the Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the Grantor's business or as security for loans or advances to enable the Receiver to carry on the Grantor's business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Canadian Collateral Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Canadian Collateral Agent and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of the Canadian Collateral Agent, be vested with, in addition to the rights set out herein, all or any of the rights and powers of the Canadian Administrative Agent, the Canadian Collateral Agent described in the Credit Agreement, the PPSA, and any other applicable laws.

          5.7 Registration Rights.

          (a) If the Canadian Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.6, and if in the reasonable opinion of the Canadian Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of applicable securities legislation, the Grantor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Canadian Collateral Agent necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the applicable securities legislation, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Canadian Collateral Agent are necessary or advisable, all in conformity with the requirements of applicable securities legislation and the rules and regulations of any applicable securities commission or regulation applicable thereto. The Grantor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities laws of any and all provinces and territories that the Canadian Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, any statements (which need not be audited) that will satisfy the provisions of applicable securities legislation.

          (b) The Grantor recognizes that the Canadian Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in applicable securities legislation or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Canadian Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under applicable securities legislation, even if such Issuer would agree to do so.

          (c) The Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection
5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. The Grantor further agrees that a breach of any of the covenants contained in this subsection 5.7 will cause irreparable injury to the Canadian Collateral Agent and the Lenders, that the Canadian Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 5.7 shall be specifically enforceable against the Grantor, and to the extent permitted by applicable law, the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

          5.8 Waiver; Deficiency.

          The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full, the Loans, Reimbursement Obligations constituting Obligations of the Grantor and, to the extent then due and owing, all other Obligations of the Grantor and the reasonable fees and disbursements of any legal counsel employed by the Canadian Collateral Agent or any other Secured Party to collect such deficiency.

                     SECTION 6 THE CANADIAN COLLATERAL AGENT

          6.1 Canadian Collateral Agent's Appointment as Attorney-in-Fact, etc.

          (a) The Grantor hereby irrevocably constitutes and appoints the Canadian Collateral Agent or any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Canadian Collateral Agent agree not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) the Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of the Grantor, without notice or assent by the Grantor, to execute, in connection with any sale provided for in subsection 5.6 or 5.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to the Grantor's Pledged Collateral, and (y) the Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:

          (i) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of the Grantor that constitutes Collateral or with respect to any other Collateral of the Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of the Grantor that constitutes Collateral or with respect to any other Collateral of the Grantor whenever payable;

          (ii) in the case of any Copyright, Patent, Trade-mark, or Industrial Design constituting Collateral of the Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Canadian Collateral Agent may reasonably request to the Grantor to evidence the Canadian Collateral Agent's and the Lenders' security interest in such Copyright, Patent, Trade-mark or Industrial Design and the goodwill and intangibles of the Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of the Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

          (iv) (A) direct any party liable for any payment under any of the Collateral of the Grantor to make payment of any and all moneys due or to become due thereunder directly to the Canadian Collateral Agent or as the Canadian Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of the Grantor; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of the Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of the Grantor or any portion thereof and to enforce any other right in respect of any Collateral of the Grantor; (E) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral of the Grantor;
     (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Canadian Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, license or sublicense, any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral of the Grantor (along with the goodwill of the business to which any such Copyright, Patent, Trade-mark or Industrial Design pertains), for such term or terms, on such conditions, and in such manner, as the Canadian Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of the Grantor as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and do, at the Canadian Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Canadian Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of the Grantor and the Canadian Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

          (b) The reasonable expenses of the Canadian Collateral Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are RCF Loans under the Credit Agreement, from the date of payment by the Canadian Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Canadian Collateral Agent on demand.

          (c) The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the Grantor until this Agreement is terminated, and the security interests in the Collateral of the Grantor created hereby are released.

          6.2 Duty of Canadian Collateral Agent.

          The Canadian Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, shall be to deal with it in the same manner as the Canadian Collateral Agent deals with similar property for its own account. None of the Canadian Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Canadian Collateral Agent and the other Secured Parties hereunder are solely to protect the Canadian Collateral Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Canadian Collateral Agent or any other Secured Party to exercise any such powers. The Canadian Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or wilful misconduct.

          6.3 Financing Statements.

          Pursuant to any applicable law, the Grantor authorizes the Canadian Collateral Agent to file or record financing statements, financing change statements and other filing or recording documents or instruments with respect to the Grantor's Collateral without the signature of the Grantor in such form and in such offices as the Canadian Collateral Agent reasonably determine appropriate to perfect the security interests of the Canadian Collateral Agent under this Agreement. The Grantor authorizes the Canadian Collateral Agent to use any collateral description determined by the Canadian Collateral Agent, including, without limitation, the collateral description "all personal property" or "all assets" in any such financing statements or financing change statements.

          6.4 Authority of Canadian Collateral Agent.

          The Grantor acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Canadian Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Grantor, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          6.5 Right of Inspection.

          Upon reasonable written advance notice to the Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Canadian Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of the Grantor, and the Canadian Collateral Agent and their respective representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Canadian Collateral Agent at the Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Canadian Collateral Agent and their respective representatives shall also have the right, upon reasonable advance written notice to the Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by the Grantor where any of the Grantor's Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                      SECTION 7 NON-LENDER SECURED PARTIES

          7.1 Rights to Collateral.

          (a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 7, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release the Grantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any

Bankruptcy Case or similar proceeding in respect of Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a "Bankruptcy") with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement);
(v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy Case which is provided by one or more Lenders among others; (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and rateable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

          (b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Canadian Collateral Agent and the Lenders, with the consent of the Canadian Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the PPSA of any applicable jurisdiction. The Non-Lender Secured Parties hereby agree by their acceptance of the benefits of this Agreement and the other Security Documents not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

          (c) Notwithstanding any provision of this subsection 7.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties' claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.

          (d) Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Canadian Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Obligations, and may release the Grantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

          7.2 Appointment of Agent.

          Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Canadian Collateral Agent as agent under the Credit Agreement (and all officers, employees or agents designated by the Canadian Collateral Agent) as such Person's true and lawful agent and attorney-in-fact, and in such capacity, the Canadian Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person's name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Canadian Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Canadian Collateral Agent has appointed the Canadian Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

          7.3 Waiver of Claims.

          To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Canadian Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Canadian Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 7.1(b) above), except for any such action or failure to act which constitutes wilful misconduct or gross negligence of such Person. None of the Canadian Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes wilful misconduct or gross negligence of such Person.

                             SECTION 8 MISCELLANEOUS

          8.1 Amendments in Writing.

          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Canadian Collateral Agent, provided that (a) any provision of this Agreement imposing obligations on the Grantor may be waived by the Canadian Collateral Agent in a written instrument executed by the Canadian Collateral Agent and (b) notwithstanding anything to the contrary in subsection
11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of "Secured Party" or subsection 5.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.

          8.2 Notices.

          All notices, requests and demands to or upon the Canadian Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Grantor shall be addressed to the Grantor at its notice address set forth on Schedule 1, unless and until the Grantor shall change such address by notice to the Canadian Collateral Agent and the Canadian Administrative Agent given in accordance with subsection 11.2 of the Credit Agreement.

          8.3 No Waiver by Course of Conduct; Cumulative Remedies.

          None of the Canadian Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Canadian Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Canadian Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Canadian Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4 Further Assurances.

          The Grantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that the Collateral Agent may require, including as a result of the coming into force of proposed legislation currently known as the Securities Transfer Act (Ontario) (and similar legislation in the Provinces of Alberta and British Columbia and other applicable jurisdictions), and take all further steps relating to the Collateral or any other property or assets of the Grantor that the Collateral Agent may require for (i) protecting the Collateral, (ii) perfecting the security interest, and (iii) exercising all powers, authorities and discretions conferred upon the Canadian Collateral Agent. After the security interest becomes enforceable, the Grantor will do all acts and things and execute and deliver all documents and instruments that the Collateral Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

          8.5 Enforcement Expenses.

          (a) The Grantor agrees to pay, and to save the Canadian Collateral Agent, the Canadian Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities, costs, losses and expenses of whatever kind with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities"), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or wilful misconduct of the Canadian Collateral Agent or any other Secured Party.

          (b) The agreements in this subsection 8.5 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.6 Successors and Assigns.

          This Agreement shall be binding upon and shall enure to the benefit of the Grantor, the Canadian Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent.

          8.7 Counterparts.

          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8 Severability.

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Grantor (such laws, rules or regulations, "Applicable Law") and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

          8.9 Section Headings.

          The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10 Integration.

          This Agreement and the other Loan Documents represent the entire agreement of the Grantor, the Canadian Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantor, the Canadian Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11 Governing Law.

          This agreement and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the law of the Province of Ontario and the federal laws of Canada applicable therein.

          8.12 Submission To Jurisdiction; Waivers.

          Each party hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 8.2 or at such other address of which the Canadian Collateral Agent and the Canadian Administrative Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the Canadian Collateral Agent and the Canadian Administrative Agent) shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential or punitive damages.

          8.13 Waiver Of Jury Trial.

          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.14 Releases.

          (a) At such time as the Loans (including the face amount of all outstanding Bankers' Acceptance Loans), the Reimbursement Obligations and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party in respect of the provision of cash management services) then due and owing, in each case, shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, all Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Canadian Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Canadian Collateral Agent shall deliver to the Grantor any Collateral held by the Canadian Collateral Agent hereunder, and execute and deliver to the Grantor such documents (including without limitation, PPSA financing change statements and discharges) as the Grantor shall reasonably request to evidence such termination.

          (b) In connection with any sale or other disposition of Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of the Grantor (other than to Holdings, the Parent Borrower or a Subsidiary of either) or the sale or other disposition of Collateral (other than a sale or disposition to another Grantor) permitted under the Credit Agreement, the Canadian Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of the Grantor from its Guarantee, if applicable, or the release of the Collateral subject to such sale or other disposition, identifying the Grantor or the relevant Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the Grantor (at the sole cost and expense of the Grantor and without representation or warranty of any kind) all releases or other documents (including without limitation, PPSA financing change statements or discharges) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Collateral, as applicable, as the Grantor may reasonably request.

          8.15 Judgment Currency.

          (a) The obligations of the Grantor hereunder and under the other Loan Documents to make payments in Dollars or in Canadian Dollars, as the case may be (for the purposes of this Section 8.15, the "Obligation Currency"), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Canadian Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Canadian Collateral Agent or a Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Grantor or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (for the purposes of this Section 8.15, such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (for the purposes of this Section 8.15, such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Grantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          8.16 Attachment of Security Interest.

          The security interest created hereby is intended to attach, in respect of Collateral in which the Grantor has rights at the time this Agreement is signed by the Grantor and delivered to the Canadian Collateral Agent and, in respect of Collateral in which the Grantor subsequently acquires rights, at the time the Grantor subsequently acquires such rights. The Grantor acknowledges and confirms that the Canadian Collateral Agent and the Lenders have given value to the Grantors.

          8.17 Copy of Agreement; Verification Statement.

          The Grantor hereby acknowledges receipt of a signed copy of this Agreement and hereby waives the requirement to be provided with a copy of any verification statement issued in respect of a financing statement or financing change statement filed under the PPSA in connection with this Agreement to perfect the security interest created herein.

          8.18 Amalgamation.

          The Grantor acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term "Grantor" when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the lien granted hereby:

          (a) shall extend to Collateral owned by each of the amalgamating corporations and the amalgamated corporations at the time of amalgamation and to any Collateral thereafter owned or acquired by the amalgamated corporation, and

          (b) shall secure all Obligations of each of the amalgamating corporations and the amalgamated corporations to the Canadian Collateral Agent and the Secured Parties at the time of amalgamation and all Obligations of the amalgamated corporation to the Canadian Collateral Agent and the Secured Parties thereafter arising. The Lien shall attach to all Collateral owned by each corporation amalgamating with the Grantor, and by the amalgamated corporation, at the time of the amalgamation, and shall attach to all Collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

          8.19 Language.The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires conferment leur volonte que la presente convention, de meme que tous les documents s'y rattachant, y compris tout avis, annexe et autorisation, soient rediges en anglais seulement.

     [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY; SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        RENTAL SERVICE CORPORATION OF CANADA
                                        LTD.


                                        By: /s/ Erik Olsson
                                            ------------------------------------
                                        Name:   Erik Olsson
                                              ----------------------------------
                                        Title:  President, Vice Chairman and
                                                Chief Operating Officer
                                               ---------------------------------

Acknowledged and Agreed to as
of the date hereof by:

DEUTSCHE BANK AG, CANADA BRANCH,
as Canadian Collateral Agent


By: /s/ Marcellus Leung
    ---------------------------------
Name:   Marcellus Leung
      -------------------------------
Title:  Assistant Vice President
       ------------------------------

                                                                      SCHEDULE 1

                           NOTICE ADDRESSES OF GRANTOR

2181 Premier Way #244, Sherwood Park, Alberta, Canada T8H 2V1

With a copy to each of:

RENTAL SERVICE CORPORATION
6929 East Greenway Parkway
Scottsdale, Arizona 85254
Attention: Kevin Loughlin, Vice President and Treasurer
Facsimile: (281) 647-5002
Telephone: (281) 647-2412

Ripplewood Holdings, L.L.C.
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher P. Minnetian, Esq.
Facsimile: (212) 218-2778
Telephone: (212) 582-6700

Oak Hill Capital Management, LLC
65 East 55th Street, 36th Floor
New York, New York 10022
Attention: John R. Monsky, Esq.
Facsimile: (212) 758-3572
Telephone: (212) 326-1590

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul D. Brusiloff, Esq.
Facsimile: (212) 521-7015
Telephone: (212) 909-6015

                                                                      SCHEDULE 2

                               PLEDGED SECURITIES

                                 Pledged Stock:

Nil.

                                 Pledged Notes:

Nil.

                                                                      SCHEDULE 3

                               PERFECTION MATTERS

                           Existing Security Interests

Rental Service Corporation of Canada Ltd.:

                                               FILE NO. AND
                                             REGISTRATION NO./
JURISDICTION         SECURED PARTY         DATE OF REGISTRATION             COLLATERAL DESCRIPTION
------------   ------------------------   ----------------------   --------------------------------------
Saskatchewan   Dynaventure Corp.          Registration Date: 30    1-ISDN BRI Line Cartridge (NT7B87GA93)
                                          Apr. 2004                1 - ISDN Clockcartridge (NNTM8456DL9M)
                                                                   1-MICS 6.1 Software Upgrade 1-Call
                                          Registration #:          Pilot 100 Voice Mail System (NTAB9916)
                                          120723394

Saskatchewan   Telecom Leasing Canada     Registration Date: 07    Telecommunications Equipment Lease
               (TLC) Limited              Dec. 2000                #8000203 Proceeds:  Goods, Securities,
                                                                   Instruments, Documents of Title,
                                          Registration #:          Chattel Paper, Intangibles and Money
                                          115841226

Alberta        Ikon Office Solutions,     Registration #:          MRU05068 IR201OF Canon Digital Copier
               Inc.                       04060935246

                                          Registration Date: 09
                                          June 2004

Alberta        Ikon Office Solutions,     Registration #:          MRU05067 IR201OF Canon Digital Copier
               Inc.                       04060935261

                                          Registration Date: 09
                                          June 2004

Alberta        De Lage Landen Financial   Registration Number:     Commission - Residualized,
               Services Canada (CAD)      06071810532              Telecom

                                          Registration Date: 18
                                          July 2006

Alberta        IOS Financial Services     Registration #:          All goods which are photocopiers,
                                          06101900998              photocopying machines and duplication
                                                                   devices, together with all
                                          Registration Date: 19    replacements and substitutions thereof
                                          Oct. 2006                and all parts, accessories, accessions
                                                                   and attachments thereto and all
                                                                   proceeds which are accounts, goods,

                                               FILE NO. AND
                                             REGISTRATION NO./
JURISDICTION         SECURED PARTY         DATE OF REGISTRATION             COLLATERAL DESCRIPTION
------------   ------------------------   ----------------------   --------------------------------------
                                                                   chattel paper, securities, documents
                                                                   of title, instruments, money,
                                                                   intangibles, crops or insurance
                                                                   proceeds (Reference Lease No.
                                                                   4312113015).

Alberta        Bobcat of Edmonton         Registration #           Bobcat 863 2003 (Motor Vehicle
                                          06112315764              515452274) for $25,132.39.

                                          Registration Date:
                                          November 23, 2006

Alberta        Bobcat of Edmonton         Registration #           Bobcat S220 (Motor Vehicle 530712436)
                                          06112315228              for $2,612.59.

                                          Registration Date:
                                          November 23, 2006

                                  PPSA Filings

                 GRANTOR                        PROVINCE         REGISTRATION NO.    DATE OF REGISTRATION
-----------------------------------------   ----------------   -------------------   --------------------
Rental Service Corporation of Canada Ltd.   British Columbia   Base Reg. #:          November 23, 2006
                                                               366806D
                                                               Control #: B7699936

Rental Service Corporation of Canada Ltd.   Alberta            Registration #:       November 23, 2006
                                                               06112323065

Rental Service Corporation of Canada Ltd.   Saskatchewan       Registration #:       November 23, 2006
                                                               300107772

Rental Service Corporation of Canada Ltd.   Ontario            REGISTRATION NO.      November 23, 2006
                                                               20061123 1450 1590
                                                               5778

                                                               FILE NO. 630840933

                          Intellectual Property Filings

                                                                      SCHEDULE 4

                                    LOCATIONS

                                 Location of
Granting Party                  Organization   Chief Executive Office
--------------                  ------------   ----------------------
Rental Service Corporation of      Alberta     244, 2181 Premier Way,
Canada                                         Sherwood Park, AB T8H 2V1

                             Locations of Collateral

         ADDRESS                 CITY       STATE   ZIP CODE
-------------------------   -------------   -----   --------
4915 101st Avenue           Edmonton        AB      T6A-0L6
5518 50th Avenue            Bonnyville      AB      T9N-2K8
15730 118th Avenue          Edmonton        AB      T5V-1C4
275 MacAlpine Crescent      Fort McMurray   AB      T9H 4Y4
265 MacAlpine Crescent      Fort McMurray   AB      T9H 4Y4
244, 2181 Premier Way       Sherwood Park   AB      T8H 2V1
3639 8th Street SE          Calgary         AB      T2G 3A5
6734 - 65th Avenue          Red Deer        AB      T4P 1A5
3915 38th Street            Whitecourt      AB      T7S-1P1
2230-9th Avenue             Medicine Hat    AB      T1A 8E9
1405 33 Street N.           Lethbridge      AB      TAH 5H2
5114 62nd Street            Lloydminster    AB      T9V 2E4
6205 51st Avenue            Lloydminster    AB      T9V 2E4
275 Macalpine Crescent      Ft. McMurray    AB      T9H 4Y4
705 Laval Crescent          Kamloops        BC      V2C 5P2

1375 Vernon Drive           Vancouver       BC      V6A 3C4
1905 Merivale Road          Nepean          ON      K2G 1E7
47 Cardico Drive, Unit 2    Gormley         ON      L0H 1G0
396 McGregor Road, Unit A   Sarnia          ON      N7T 7H5
5888 Shawson Drive          Mississauga     ON      L4W 3W5
2921 Millar Avenue          Saskatoon       SK      S7K-6P6
235 McDonald St. North      Regina          SK      S4N-5W2
59 17th Street West         Prince Albert   SK      S6V-3X2
850 High Street             Moose Jaw       SK      S6H 1T9

                                                                      SCHEDULE 5

                              INTELLECTUAL PROPERTY

           TRADEMARK              APP. NO.    APP. DATE     REG. NO.       REG. DATE                   STATUS
-------------------------------   --------   -----------   ---------   -----------------   -----------------------------
BRAND ON COMMAND                  1300003    May 2, 2006                                   Pending-Formalized on May 03,
                                                                                           2006

RENTALEX                          0412451    7/7/1977      TMA230212   September 8, 1978   Registered-Change of Title on
                                                                                           4/17/2001

RENTEX                            0638662    8/29/1989     TMA395438   March 13, 1992      Registered-Change of Title on
                                                                                           4/17/2001

RSC                               1283822    12/20/2005                                    Formalized 12/21/05

RSC AND DESIGN                    11043072   1/18/2000     TMA549606   8/9/2001            Renewal Due 8/9/16

RSC AND DESIGN                    11043071   1/18/2000     TMA559835   4/3/2002            Renewal Due 4/3/17

RSC EQUIPMENT RENTAL              1238456    11/24/2004                                    Allowed 12/21/05

RSC RENTAL SERVICE                104306     1/18/2000     TMA558532   2/26/2002           Renewal Due 2/26/17

RSC RENTAL SERVICE CORPOR-ATION   1043069    1/18/2000     TMA560422   4/19/2002           Renewal Due 4/19/17

RSC'S BRAND ON COMMAND            1300011    May 2, 2006                                   Pending-Formalized on May 03,
                                                                                           2006

                                                                      SCHEDULE 6

                                    CONTRACTS

Nil.

                                                                         ANNEX 1
                                                                              to
                                                     Canadian Security Agreement

                    FORM OF CONFIRMATION OF SECURITY INTEREST
                            IN INTELLECTUAL PROPERTY

WHEREAS:

Rental Service Corporation of Canada Ltd. (the "DEBTOR"), a corporation incorporated and existing under the laws of Alberta with offices at [ADDRESS], is the owner of the [TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS] set forth in Exhibit A hereto, the registrations and applications for the [TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS] identified therein and the underlying goodwill associated with such
[TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS] (collectively, the "[TRADE-MARKS/ PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS]"); and

Deutsche Bank AG, Canada Branch, as agent for certain lenders (the "CANADIAN COLLATERAL AGENT"), with offices at [ADDRESS], has entered into an agreement with the Debtor, as reflected by a separate document entitled the "SECURITY AGREEMENT" dated as of the [__] day of November, 2006 by which the Debtor granted to the Canadian Collateral Agent, a security interest in certain property, including the [TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS], in consideration of the provision of certain credit facilities to certain companies which are the wholly-owned subsidiaries of the Debtor;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and in accordance with the terms and obligations set forth in the Security Agreement, the Debtor confirms the grant to the Canadian Collateral Agent of a security interest in and to the [TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS].

DATED on this [__________] day of [__], [____].

                                        RENTAL SERVICE CORPORATION OF CANADA
                                        LTD.


                                        Per:
                                             -----------------------------------
                                             Authorized Signing Officer

DATED on this [__________] day of [__], [____], before me appeared and the person who signed this instrument, who acknowledged that [HE/SHE] signed it as a free act on [HIS/HER] behalf or on behalf of the corporation identified and referred to herein as the Debtor.


-------------------------------------
[SIGNATURE OF NOTARY PUBLIC/WITNESS]

                                    EXHIBIT A

                TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

                                                     CANADIAN SECURITY AGREEMENT